EXHIBIT 31.2

CERTIFICATION

I, Jason G. Prescott, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Digital Angel Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jason G. Prescott
Jason G. Prescott Chief Financial Officer

Dated: May 2, 2011

*	Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10K/A does not include the information as to which such paragraphs relate.